UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2016

Conagra Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300, Chicago, Illinois		60654
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 549-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2016 (the "Effective Date"), the Board of Directors (the "Board") of Conagra Brands, Inc. (the "Company") approved an increase in the size of the Board from ten directors to eleven directors and appointed Thomas W. Dickson as a director of the Company, effective as of the Effective Date, to fill the newly-created vacancy and to serve until his successor is elected and qualified or until his earlier resignation or removal. The Board appointed Mr. Dickson in accordance with the terms of the Amended and Restated Cooperation Agreement, dated as of May 27, 2016, between the Company and JANA Partners LLC, which was filed by the Company as an exhibit to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on May 31, 2016. Mr. Dickson will serve as a member of the Nominating, Governance and Public Affairs Committee.

The Board has determined that, as of the Effective Date, Mr. Dickson satisfies the definition of "independent director" under the listing standards of the New York Stock Exchange and the categorical independence standards contained in the Company’s Corporate Governance Principles.

As a non-employee director, Mr. Dickson will receive compensation in the same manner as the Company’s other non-employee directors. Mr. Dickson will receive compensation for services during fiscal 2017 of (i) a cash retainer representing a prorated portion of the annual cash retainer provided to non-employee directors and (ii) a prorated portion of the annual equity award provided to non-employee directors. Accordingly, on December 7, 2016, the Board approved restricted stock units (the "RSUs") with a value equal to $70,000 to be granted to Mr. Dickson on December 30, 2016 (the "Grant Date"), with the number of RSUs being determined by dividing $70,000 by the average of the closing stock price of the Company’s common stock on the New York Stock Exchange for the thirty (30) trading days prior to (and not including) the Grant Date, and rounding to the nearest share. In addition to the retainer and equity award, Mr. Dickson is eligible to participate in the other non-employee director compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A filed on August 8, 2016 with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conagra Brands, Inc.

December 13, 2016	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary